                         HEALTHCARE SERVICES GROUP, INC.
           REPORTS RECORD RESULTS FOR THE THREE MONTHS AND YEAR ENDED
                                DECEMBER 31, 2005

     o    QUARTERLY NET INCOME UP 33% OVER 2004 QUARTER ON 4% INCREASE IN
          REVENUES

     o    ANNUAL NET INCOME UP 30% ON A 5% INCREASE IN REVENUES

     o QUARTERLY CASH DIVIDEND RAISED 11% OVER 2005 THIRD QUARTER CASH DIVIDEND AND 67% OVER 2004 FOURTH QUARTER CASH DIVIDEND


Bensalem, PA - February 14, 2006, Healthcare Services Group, Inc. (NASDAQ-HCSG) reported that revenues for the three months ended December 31, 2005 increased over 4% to $117,864,000 compared to $113,133,000 for the same 2004 period. Net income for the three months ended December 31, 2005 increased 33% to $5,475,000 or $.20 per basic and $.19 per diluted common share, compared to 2004 fourth quarter net income of $4,127,000 or $.16 per basic and $.15 per diluted common share, representing increases of 25% and 27%, respectively, in basic and diluted earnings per common share .

         The Company also reported that revenues for the year ended December 31, 2005 increased by over 5% to $466,291,000 compared to $442,568,000 for the 2004 year. Net income increased 30% for the year ended December 31, 2005 to $19,096,000 or $.71 per basic and $.67 per diluted common share compared to the year ended December 31, 2004 net income of $14,699,000 or $.56 per basic and $.53 per diluted common share, representing increases of 27% and 26%, respectively, in basic and diluted earnings per common share.

         On January 24, 2006, the Company's Board of Directors announced a 2005 fourth quarter cash dividend of $.10 per common share which was paid on February 13, 2006 to shareholders of record at the close of business February 3, 2006. This dividend represents an 11% increase over the dividend declared for the 2005 third quarter and is the eleventh consecutive quarterly dividend payment, as well as the tenth consecutive increase since our initiation of quarterly cash dividend payments in 2003.

2005 Earnings Release                                                Page 2 of 6
February 14, 2006



FORWARD LOOKING STATEMENTS/RISK FACTORS

This earnings release includes forward-looking statements that are subject to risks and uncertainties that could cause actual results or objectives to differ materially from those projected. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such risks and uncertainties include, but are not limited to, risks arising from our providing services exclusively to the health care industry, primarily providers of long-term care; credit and collection risks associated with this industry; one client accounting for approximately 19% of revenues in 2005 (such client's Board of Directors have reached terms for a sale of its company, which sale could be completed in the first quarter of 2006); our claims' experience related to workers' compensation and general liability insurance; the effects of changes in, or interpretations of laws and regulations governing the industry, including state and local regulations pertaining to the taxability of our services; and risk factors described in our most recent Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2004 and in Part I thereof under "Government Regulation of Clients", "Competition" and "Service Agreements/Collections". Many of our clients' revenues are highly reliant on Medicare and Medicaid reimbursement funding rates, which have been and continue to be adversely affected by the change in Medicare payments under the 1997 enactment of the Medicare Prospective Payment System. That change, and the lack of substantive reimbursement funding rate reform legislation, as well as other trends in the long-term care industry have resulted in certain of our clients filing for bankruptcy protection. Others may follow. Any decisions by the government to discontinue or adversely modify legislation related to

Earnings Release                                                     Page 3 of 6
February 15, 2005


reimbursement funding rates will have a material adverse affect on our clients. These factors, in addition to delays in payments from clients, have resulted in and could continue to result in significant additional bad debts in the near future. Additionally, our operating results would also be adversely affected if unexpected increases in costs of labor and labor related costs, materials, supplies and equipment used in performing our services could not be passed on to our clients.

         In addition, we believe that to further improve our future financial performance we must continue to obtain service agreements with new clients, provide new services to existing clients, achieve modest price increases on current service agreements with existing clients and maintain internal cost reduction strategies at our various operational levels. Furthermore, we believe that our ability to sustain the internal development of managerial personnel is an important factor impacting future operating results and successfully executing projected growth strategies.

         Healthcare Services Group, Inc. is the largest national provider of professional housekeeping, laundry and food services to long-term care and related facilities.

Company  Contacts:
Daniel P. McCartney                        Thomas Cook
Chairman and Chief Executive Officer       President and Chief Operating Officer
215-639-4274                               215-639-4274

                         HEALTHCARE SERVICES GROUP, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)

                                      December 31, 2005      December 31, 2004
                                      -----------------      -----------------
Cash and cash equivalents                $ 91,005,000          $ 74,847,000
Accounts receivable, net                   59,197,000            55,725,000
Other current assets                       15,414,000            14,699,000
                                         ------------          ------------
  Total current assets                    165,616,000           145,271,000

Property and equipment, net                 4,744,000             4,804,000
Notes receivable- long term, net            4,555,000             5,557,000
Deferred compensation funding               5,626,000             4,062,000
Other assets                                7,889,000             7,270,000
                                         ------------          ------------
                                         $188,430,000          $166,964,000
                                         ============          ============




Accrued insurance claims- current        $  4,405,000          $  4,169,000
Other current liabilities                  18,676,000            16,090,000
                                         ------------          ------------
  Total current liabilities                23,081,000            20,259,000

Accrued insurance claims- long term        10,277,000            10,227,000
Deferred compensation liability             6,909,000             5,018,000
Stockholders' equity                      148,163,000           131,460,000
                                         ------------          ------------
                                         $188,430,000          $166,964,000
                                         ============          ============

                         HEALTHCARE SERVICES GROUP, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)

                                                     For the Three Months Ended
                                                           December 31,
                                                   -----------------------------
                                                        2005             2004
                                                   ------------     ------------
Revenues                                           $117,864,000     $113,133,000
Operating costs and expenses:
   Cost of services provided                        102,075,000       99,287,000
   Selling, general and administrative                8,014,000        7,780,000
Other income:
   Investment and interest                            1,056,000          588,000
                                                   ------------     ------------
Income before income taxes                            8,831,000        6,654,000
Income taxes                                          3,356,000        2,527,000
                                                   ------------     ------------
Net income                                         $  5,475,000     $  4,127,000
                                                   ============     ============
Basic earnings per common share                    $        .20     $        .16
                                                   ============     ============
Diluted earnings per common share                  $        .19     $        .15
                                                   ============     ============
Cash dividends per common share                    $        .09     $        .05
                                                   ============     ============
Basic weighted average number of
   common shares outstanding                         27,098,000       26,340,000
                                                   ============     ============
Diluted weighted average number of
   common shares outstanding                         28,418,000       27,757,000
                                                   ============     ============

                         HEALTHCARE SERVICES GROUP, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)

                                                        For the Year Ended
                                                            December 31,
                                                   -----------------------------
                                                        2005           2004
                                                   ------------     ------------
Revenues                                           $466,291,000     $442,568,000

Operating costs and expenses:
   Cost of services provided                        406,114,000      388,668,000
   Selling, general and administrative               32,576,000       31,523,000
Other income:
   Investment and interest                            3,198,000        1,329,000
                                                   ------------     ------------
Income before income taxes                           30,799,000       23,706,000
Income taxes                                         11,703,000        9,007,000
                                                   ------------     ------------
Net income                                         $ 19,096,000     $ 14,699,000
                                                   ============     ============
Basic earnings per common share                    $        .71     $        .56
                                                   ============     ============
Diluted earnings per common share                  $        .67     $        .53
                                                   ============     ============
Cash dividends per common share                    $        .30     $        .17
                                                   ============     ============
Weighted average number of common
   shares outstanding for basic EPS                  26,921,000       26,220,000
                                                   ============     ============
Weighted average number of common
   shares outstanding for diluted EPS                28,320,000       27,659,000
                                                   ============     ============